Exhibit 99.1

November 18, 2019

The Board of Directors

Auburn National Bancorporation, Inc.

AuburnBank

100 North Gay Street, P.O. Drawer 3110,

Auburn, Alabama 36831

Ladies and Gentlemen:

I write to advise you of my resignation as a member of the Board of Directors (the “Board”) of Auburn National Bancorporation, Inc. (the “Company”) and as a member of the Board of AuburnBank (the “Bank”), effective immediately.

Please note that my resignation is not a result of any disagreement between myself and the Company or the Bank or their management, Boards or any committee of their Boards.

Sincerely,

Amy B. Murphy